Exhibit 99.1

RadiSys Announces First Quarter 2008 Results

Q1 2008 Revenue up 29% over Last Year

HILLSBORO, Ore.--(BUSINESS WIRE)--RadiSys® Corporation (Nasdaq:RSYS), a leading global provider of advanced embedded solutions, today announced revenues of $86.0 million for the quarter ended March 31, 2008 and a net loss of $6.3 million or $0.28 per share. Non-GAAP net income for the first quarter was $0.1 million or $0.00 per diluted share. Non-GAAP results exclude a loss of approximately $0.28 per share attributable to the impact of amortization of acquired intangible assets and stock-based compensation expense. First quarter results include $1.1 million of tax provisions for Canadian currency and statutory rate changes.

Commenting on the financial results for the quarter, Scott Grout, President and CEO stated, “I am very pleased with our results in the first quarter. We grew quarterly revenues by 29% over last year, and we exceeded our first quarter revenue expectations as a result of higher revenues in our wireless business as well as growth in our next-generation communications products, including ATCA and media servers. I am encouraged by our progress on ATCA product deployments as a new customer successfully installed our Promentum® 10-Gigabit ATCA platform into a live network in the first quarter. We also had a solid quarter of media server revenues and wins with particular strength in IP conferencing applications. Finally, our commercial business grew 11% over the same quarter last year as a number of our new products ramped into production in this market. In the quarter, we also substantially completed the integration of the Modular Communications Platform Division (MCPD) acquired from Intel, and the results for this business were accretive to cash flow in the first quarter.” Mr. Grout went on to say, “Our product wins in the quarter included a number of compelling new applications and customers for us. The wins included applications such as IP network switching, packet gateway, IP audio conferencing, test and measurement, military, medical, ‘music on hold’, network security and WiMax.”

In the quarter, the Company introduced the new Promentum ATCA-7220 Dual OCTEON™ PLUS Packet Processing Module, which is the industry’s first product to enable the highest density of Gigabit Ethernet interfaces in a single slot with significantly higher processing power and bandwidth access. In the Convedia® Media Server product family, the Company announced that the CMS-9000 is now the industry’s first media server to offer N+1 media processing card (MPC) redundancy, which allows for high reliability in VoIP conferencing services. In the Commercial Procelerant® family of products, the Company introduced the new Procelerant Z500 module that is a smaller, pin-out compatible variation of the COM Express® module, which delivers manufacturing and size efficiency with the energy-efficient performance of the new Intel® Atom™ processor. The new module will drive performance up and cost down for small, low-power devices in the handheld and mobile equipment markets. In addition, the Company announced the introduction of the Procelerant CE945GM2A COM Express module that replaces legacy ETX products and targets value-priced applications.

Cash, Investments and Convertible Senior Notes

In the first quarter, the Company generated $8.1 million in cash flow from operating activities and ended the quarter with $118.3 million of cash and investments of which $59.0 million is cash and cash equivalents and $59.3 million is long-term investments. The long-term investments consist solely of AAA or Aaa rated Auction Rate Securities (ARS), which are collateralized by student loans that are at least 90% backed by the federal government. In the quarter, the Company recorded an unrealized loss on investments of $2.2 million, net of tax, in shareholders’ equity. This temporary impairment is attributable to a 5.5% reduction in the fair market value of the Company’s ARS due to lack of liquidity given the failing auctions in these markets. In addition, during the first quarter, the Company repurchased $52.5 million of the aggregate principal amount of its 2023 convertible senior notes. On November 15, 2008, senior note holders of the remaining $47.5 million will have the right to require the Company to purchase this outstanding principal.

Second Quarter 2008 Outlook

The following statements are based on current expectations as of the date of this press release. These statements are forward-looking, and actual results may differ materially. The Company assumes no obligation to update these statements.

Commenting on the outlook, Scott Grout stated, “We currently expect second quarter revenues to grow sequentially from the first quarter to between $86 and $94 million. We currently anticipate that second quarter wireless revenues will increase sequentially and that total Company 2008 revenues will increase from the prior year. We expect second quarter results to be a loss in the range of $0.23 to $0.15 per share, and non-GAAP net income to be between $0.06 and $0.11 per diluted share. Our projected non-GAAP results exclude a loss of $0.29 to $0.26 per share primarily attributable to the impact of amortization of acquired intangible assets and stock-based compensation expense. Consistent with our previous announcements, we currently expect our next-generation communication revenues, representing ATCA and media server products, to be at least $80 million this year. We believe we are well on track to meet or exceed this target as we had strong ATCA and media server revenues in the first quarter and see this trend continuing in the current quarter. As we stated before, these projections are predicated on, and can be impacted by the timing of our customers’ deployments along with other external market factors.”

In closing, Mr. Grout stated, “We are making notable progress in the deployment of our new products including Promentum ATCA, Convedia Media Servers and Procelerant COM Express products. In addition, we have substantially completed the integration of our Intel MCPD business, and I remain pleased with the new customers, products and employees that we brought on with the acquisition. We believe our strategic investments, along with our customer traction and product wins, have positioned us for longer-term growth in our target markets.”

Conference Call and Web-cast Information

RadiSys will host a conference call on Tuesday, April 29, 2008 at 5:00 p.m. EDT to discuss the first quarter results and review the financial and business outlook for the second quarter of 2008.

To participate in the live conference call, dial (888) 333-0027 in the U.S. and Canada or (706) 634-4990 for all other countries and reference conference ID# 43482635. The live conference call will also be available via webcast on the RadiSys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. EDT on Tuesday, May 13, 2008. To access the replay, dial (800) 642-1687 in the U.S. and Canada or (706) 645-9291 for all other countries with conference ID# 43482635. A replay of the webcast will be available for an extended period of time on the RadiSys investor relations website at http://investor.radisys.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company’s business strategy and outlook and the Company’s guidance for the second quarter of 2008 and for next-generation communications revenue in 2008, particularly with respect to anticipated revenues and loss/ earnings per share. Actual results could differ materially from the outlook, guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company’s dependence on certain customers and high degree of customer concentration (b) the anticipated amount and timing of revenues from design wins due to the Company’s customers’ product development time, cancellations or delays, (c) the Company's inability to successfully integrate operations, technologies, products or personnel from the acquisition of Intel MCPD, (d) the Company's inability to realize the benefits sought from the acquisition of Convedia Corporation and Intel MCPD, higher than anticipated integration costs of the acquisition and less than expected financial performance resulting therefrom, which may adversely affect the price of the Company’s stock, (e) the impact of failed auctions for auction rate securities held by the Company, and (f) the factors listed in RadiSys’ reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in RadiSys’ Annual Report on Form 10-K for the year ended December 31, 2007, and in the RadiSys Quarterly Reports on Form 10-Q filed with the SEC each fiscal quarter, and other filings with the SEC, copies of which may be obtained by contacting the Company at 503-615-1100 or from the Company’s investor relations web site at http://investor.radisys.com/. Although forward-looking statements help provide additional information about RadiSys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. All information in this press release is as of April 29, 2008. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) acquisition-related expenses including an in-process R&D charge, amortization of acquired intangible assets, amortization of deferred compensation, integration expenses and purchase accounting adjustments, (b) stock-based compensation expense recognized as a result of the Company’s adoption of FAS 123R, (c) restructuring charges (reversals), (d) insurance gain, (e) a gain related to supplier settlement, and (f) a gain related to the sale of a building/land. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company’s core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses. Accordingly, management excludes the amortization of acquired intangible assets related to the Convedia and Intel MCPD acquisitions, stock-based compensation expense and significant and non-recurring charges and gains.

The non-GAAP financial information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About RadiSys

RadiSys (Nasdaq: RSYS) is a leading provider of advanced embedded solutions for the communications networking and commercial systems markets. Through intimate customer collaboration and combining innovative technologies and industry leading architecture, RadiSys helps original equipment manufacturers, systems integrators and solution providers bring better products to market faster and more economically. RadiSys products include embedded boards, application enabling platforms and turn-key systems, which are used in today's complex computing, processing and network intensive applications. For more information, visit http://www.radisys.com, write to info@radisys.com, or call 800-950-0044 or 503-615-1100. Editors seeking more information may contact Lyn Pangares at RadiSys Corporation at 503-615-1220 or lyn.pangares@radisys.com.

RadiSys®, Convedia®, Promentum® and Procelerant® are registered trademarks of RadiSys Corporation. All other trademarks are property of their respective owners.

CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts, unaudited)

	For the Three Months Ended March 31,
	2008	2007
Revenues	$86,048	$66,853
Cost of sales:
Cost of sales	62,366	47,612
Amortization of purchased technology (I)	4,115	3,234
Total cost of sales	66,481	50,846
Gross margin	19,567	16,007
Research and development	12,650	10,780
Selling, general, and administrative	12,850	11,428
Intangible assets amortization	1,303	1,024
Restructuring and other charges	—	88
Loss from operations	(7,236)	(7,313)
Interest expense	(583)	(432)
Interest income	1,304	1,629
Other income (expense), net	155	(56)
Loss before income tax provision	(6,360)	(6,172)
Income tax benefit	(22)	(780)
Net loss	$(6,338)	$(5,392)
Net loss per share:
Basic	$(0.28)	$(0.25)
Diluted (II)	$(0.28)	$(0.25)
Weighted average shares outstanding:
Basic	22,245	21,682
Diluted (II)	22,245	21,682

(I)  For the three months ended March 31, 2007 and 2008, amortization of intangible assets that directly contribute to the revenue generating process of the Company has been reclassified to cost of sales.

(II)  For the three months ended March 31, 2008, as-if converted shares associated with the 2023 convertible senior notes and the 2013 convertible senior notes were excluded from the calculation as the affect would be anti-dilutive. For the three months ended March 31, 2007, as-if converted shares associated with the 2023 convertible senior notes and convertible subordinated notes were excluded from the calculation as the affect would be anti-dilutive. For the three months ended March 31, 2008 and 2007, the total number of as-if converted shares associated with the convertible senior notes was 7.7 million and 4.2 million, respectively. For the three months ended March 31, 2008 and 2007, options amounting to 3.6 million and 3.0 million shares, respectively, were excluded from the calculation as the Company was in a loss position.

CONSOLIDATED BALANCE SHEETS (In thousands)

	March 31, 2008	December 31, 2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$59,037	$50,522
Short-term investments, net	—	72,750
Accounts receivable, net	56,212	70,548
Other receivables	2,354	2,678
Inventories, net	30,143	23,101
Other current assets	3,832	4,655
Assets held for sale	644	644
Deferred tax assets	6,503	6,489
Total current assets	158,725	231,387
Property and equipment, net	11,891	11,233
Goodwill	67,644	67,644
Intangible assets, net	33,356	38,779
Long-term investments, net	59,305	—
Long-term deferred tax assets	41,361	40,078
Other assets	5,843	3,987
Total assets	$378,125	$393,108

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$45,936	$49,675
Accrued wages and bonuses	7,129	8,101
Deferred revenue	4,943	5,308
Convertible senior notes, net, due 2023	46,355	97,548
Other accrued liabilities	9,902	8,915
Total current liabilities	114,265	169,547
Long-term liabilities:
Convertible senior notes, due 2013	55,000	—
Other long-term liabilities	3,496	3,585
Total long-term liabilities	58,496	3,585
Total liabilities	172,761	173,132
Shareholders’ equity :
Preferred stock — $.01 par value, 5,664 shares authorized; none issued or outstanding	—	—
Common stock — no par value, 100,000 shares authorized; 22,447 and 22,312 shares issued and outstanding at March 31, 2008 and December 31, 2007	220,487	226,873
Accumulated deficit	(17,623)	(11,285)
Accumulated other comprehensive income:
Cumulative translation adjustments	4,712	4,388
Unrealized loss on hedge instruments	(22)	—
Unrealized loss on available-for-sale investments	(2,190)	—
Total shareholders’ equity	205,364	219,976
Total liabilities and shareholders’ equity	$378,125	$393,108

Certain reclassifications have been made to amounts in prior years to conform to current year presentation.

RECONCILIATION OF GAAP to NON-GAAP FINANCIAL MEASURES (In thousands, unaudited)

	For the Three Months Ended March 31,
	2008	2007
GROSS MARGIN:
GAAP gross margin	$19,567	$16,007
(a) Amortization of acquired intangible assets	4,042	3,122
(b) Amortization of deferred compensation	—	25
(d) Purchase accounting adjustments	—	149
(e) Stock-based compensation	244	262
Total Non-GAAP adjustments	4,286	3,558
Non-GAAP gross margin	$23,853	$19,565

RESEARCH AND DEVELOPMENT:
GAAP research and development	$12,650	$10,780
(b) Amortization of deferred compensation	—	(160)
(e) Stock-based compensation	(812)	(602)
Total Non-GAAP adjustments	(812)	(762)
Non-GAAP research and development	$11,838	$10,018

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$12,850	$11,428
(b) Amortization of deferred compensation	—	(282)
(c) Integration expenses	—	(114)
(d) Purchase accounting adjustments	—	(90)
(e) Stock-based compensation	(1,481)	(1,367)
Total Non-GAAP adjustments	(1,481)	(1,853)
Non-GAAP selling, general and administrative	$11,369	$9,575

INCOME (LOSS) FROM OPERATIONS:
GAAP loss from operations	$(7,236)	$(7,313)
(a) Amortization of acquired intangible assets	5,327	4,124
(b) Amortization of deferred compensation	—	467
(c) Integration expenses	—	114
(d) Purchase accounting adjustments	—	239
(e) Stock-based compensation	2,537	2,231
(f) Restructuring and other charges	—	88
Total Non-GAAP adjustments	7,864	7,263
Non-GAAP income (loss) from operations	$628	$(50)

NET INCOME (LOSS):
GAAP net loss	$(6,338)	$(5,392)
(a) Amortization of acquired intangible assets	5,327	4,124
(b) Amortization of deferred compensation	—	467
(c) Integration expenses	—	114
(d) Purchase accounting adjustments	—	239
(e) Stock-based compensation	2,537	2,231
(f) Restructuring and other charges	—	88
(g) Income tax effect of reconciling items	(1,469)	(1,169)
Total Non-GAAP adjustments	6,395	6,094
Non-GAAP net income	$57	$702

GAAP weighted average shares (diluted) (I)	22,245	21,682
Non-GAAP adjustment	563	691
Non-GAAP weighted average shares (diluted) (I)	22,808	22,373

GAAP net loss per share (diluted) (I)	$(0.28)	$(0.25)
Non-GAAP adjustments detailed above	0.28	0.28
Non-GAAP net income per share (diluted) (I)	$0.00	$0.03

(I) For the three months ended March 31, 2007 and 2008, the effects of the 2023 and 2013 convertible senior notes were excluded in the computation of diluted earnings per share as the effect would be anti-dilutive.

RECONCILIATION OF GAAP TO NON-GAAP LINE ITEMS AS A PERCENT OF REVENUE AND EFFECTIVE TAX RATE FOR THE QUARTER ENDED MARCH 31, 2008 (unaudited)

	Gross Margin	Research and Development	Selling, General and Administrative	Income (loss) from Operations		Income (loss) before income tax provision		Effective Tax Rate
GAAP	22.7%	14.7%	14.9%	(8	.4)%	(7	.4)%	0.3%
(a) Amortization of acquired intangible assets	4.7	—	—	6.2		6.2		65.0
(e) Stock-based compensation	0.3	(0.9)	(1.7)	2.9		2.9		30.9
Non-GAAP	27.7%	13.8%	13.2%	0.7%		1.7%		96.2%

The Company excludes the following expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, patents, trade name and customer relationships that were acquired with the acquisition of Convedia and MPCD. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

	For the Three Months Ended March 31,
	2008	2007
Cost of sales	$4,042	$3,122
Operating Expense	1,285	1,002
Total amortization of acquired intangible assets	$5,327	$4,124

(b) Amortization of deferred compensation: Deferred compensation expense consists of amortized expenses related to 25% of the purchase price per share less the exercise price of Convedia stock options to be paid to Convedia employees still employed by RadiSys after one year of service. The Company excludes the amortization of deferred compensation expense because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business.

	For the Three Months Ended March 31,
	2008	2007
Cost of sales	$—	$25
Research and development	—	160
Selling, general and administrative	—	282
Total amortization of deferred compensation	$—	$467

(c) Integration expenses: Integration expenses consist of expenses related to the integration effort between the Company and Convedia. The Company excludes integration expenses because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business.

(d) Purchase accounting adjustments: Purchase accounting adjustments consist of adjustments for fair value accounting treatment of Convedia assets. These adjustments relate to the write-down of deferred revenue to the cost to complete the revenue earnings process. The Company excludes the purchase accounting adjustments because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business.

	For the Three Months Ended March 31,
	2008	2007
Revenue	$—	$149
Selling, general and administrative	—	90
Total purchase accounting adjustments	$—	$239

(e) Stock-based compensation: Stock-based compensation consists of expenses recorded under SFAS 123(R), "Share-Based Payment," in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of SFAS 123(R); the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

	For the Three Months Ended March 31,
	2008	2007
Cost of sales	$244	$262
Research and development	812	602
Selling, general and administrative	1,481	1,367
Total stock-based compensation	$2,537	$2,231

(f) Restructuring and other charges (reversals): Restructuring and other charges primarily relate to activities engaged in by the Company’s management to simplify its infrastructure. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities and the occurrence of such costs are infrequent. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete, extraordinary event based on a unique set of business objectives. The Company does not engage in restructuring activities on a regular basis or in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures, as it enhances the ability of investors to compare the Company’s period-over-period operating results.

(g) Income taxes: Income tax provision/(benefit) associated with non-GAAP adjustments.

The tables below are related to guidance estimates for the quarter ending June 30, 2008:

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE NET INCOME (LOSS) AND NET INCOME (LOSS) PER SHARE (unaudited, in millions, except per share amounts)

	Estimates for the Quarter Ended
	June 30, 2008
	Low End	High End
GAAP net loss (assumes tax rate of 12%)	$(5.1)	$(3.4)
Amortization of acquired intangible assets	5.2	5.2
Stock-based compensation	2.6	2.6
Income tax effect of reconciling items	(1.3)	(1.6)
Total adjustments	6.5	6.2
Non-GAAP net income (assumes tax rate of 28%)	$1.4	$2.8

GAAP weighted average shares (diluted) (I)	22.3	22.3
Non-GAAP adjustment	7.1	7.1
Non-GAAP weighted average shares (diluted) (II)	29.4	29.4

GAAP net loss per share (diluted) (I)	$(0.23)	$(0.15)
Non-GAAP adjustments detailed above	0.29	0.26
Non-GAAP net income per share (diluted) (II)	$0.06	$0.11

(I) The effects of the 2023 and 2013 convertible senior notes were excluded in the computation of diluted earnings per share as the effect would be anti-dilutive.

(II) The number of diluted weighted average shares outstanding calculation includes shares underlying our 2023 and 2013 convertible senior notes, and as a result the diluted earnings per share calculation excludes the interest expense for our 1.357% convertible senior notes due in 2023 and the interest expense for our 2.75% convertible senior notes due 2013, net of tax benefit. Total net interest expense excluded amounted to $432 thousand.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE ESTIMATES FOR THE QUARTER ENDED June 30, 2008 (unaudited, dollars in millions)

	Research and Development Expense	Selling, General and Administrative Expense
GAAP	$12.7	$12.7
Stock-based compensation	(0.8)	(1.5)
Non-GAAP	$11.9	$11.2

CONTACT:
RadiSys Corporation
Chief Financial Officer
Brian Bronson, 1-503-615-1281
brian.bronson@radisys.com
or
Finance and Investor Relations Manager
Holly Stephens, 1-503-615-1321
holly.stephens@radisys.com